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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ULTRATECH STEPPER, INC.

    The following is a list of Ultratech Stepper Inc.'s subsidiaries including their states of incorporation as of March 13, 1997:

                                                                    STATE AND COUNTRY OF
SUBSIDIARIES                                                            INCORPORATION
-------------------------------------------------------------  -------------------------------
Ultratech Stepper International, Inc.........................  State of Delaware, USA

Ultratech Stepper UK Limited.................................  United Kingdom

Ultratech Stepper Foreign Sales Corp.........................  Barbados

Ultratech Kabushiki Kaisha...................................  Japan

Ultratech Capital, Inc.......................................  State of Delaware, USA

UltraBeam Lithography, Inc...................................  State of Delaware, USA

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